Exhibit 16.1

June 6, 2008

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549

Re:	CHINA SKY ONE MEDICAL, INC.
File Reference No. 000-26059

Dear SEC Representative:

We have read the statements made by China Sky One Medical, Inc. regarding the recent change of auditors that will be included under Item 4.01 of the Form 8-K/A report that they will file. We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

Sherb & Co., LLP

Certified Public Accountants